SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 18, 2017
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A-MARK PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2464169
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2121 Rosecrans Ave., Suite 6300 El Segundo, CA (Address of principal executive offices)	90245 (Zip code)

Registrant’s telephone number, including area code:  (310) 587-1477
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Effective August 18, 2017, the Company entered into a Seventh Amendment (the “Seventh Amendment”) to Uncommitted Credit Agreement with Natixis New York Branch, as Syndication Agent, Cooperatieve Rabobank U.A., New York Branch, as Administrative Agent, and the other financial institutions party thereto (the “Credit Agreement”) which effected the renewal and increase of its syndicated demand revolving credit facility (the “Facility”). Pursuant to the Seventh Amendment, the maturity date of the Facility has been extended to March 31, 2018. Under the terms of the Credit Agreement (as amended through and by the Seventh Amendment), the Company has access to a credit line of up to $275 million, with a $225 million base and a $50 million accordion option.

The foregoing description of the Seventh Amendment is qualified by reference to the full text of the Seventh Amendment, a copy of which is filed as Exhibit 10.1 to this Report.

Item 9.01 Financial Statements and Exhibits
(d)   Exhibits

Exhibit No.	Description

10.1
Seventh Amendment to Uncommitted Credit Agreement, dated as of August 18, 2017, among A-Mark Precious Metals, Inc., a Delaware corporation, Natixis New York Branch, as Syndication Agent and Cooperatieve Rabobank U.A., New York Branch, as Administrative Agent, and the other lenders named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2017

A-MARK PRECIOUS METALS, INC.

By:    /s/ Carol Meltzer
Name:  Carol Meltzer
Title:    General Counsel and Secretary